Exhibit 99.3

Unaudited Pro Forma Condensed Combined Financial Information

The following unaudited pro forma condensed combined financial information is based on the historical financial information of Walter Investment Management Corp., or Walter Investment or the Company, GTCS Holdings, LLC, or Green Tree, and Reverse Mortgage Solutions, Inc. and its subsidiaries, or RMS, and has been prepared to reflect the proposed acquisition of RMS by a wholly-owned subsidiary of Walter Investment, or the Acquisition, and the related financing transactions, as well as the contemplated equity and convertible debt raise, collectively, the Transactions. The pro forma data in the unaudited pro forma condensed combined balance sheet as of June 30, 2012 assume that the proposed Transactions had occurred on June 30, 2012. The data in the unaudited pro forma condensed combined statements of operations for the year ended December 31, 2011 and the six months ended June 30, 2012 assumes that the proposed Transactions had occurred on January 1, 2011. The pro forma condensed combined statements of operations for the year ended December 31, 2011 also include the impact of the acquisition of Green Tree on July 1, 2011 as if it had occurred on January 1, 2011. For additional information relating to the Green Tree pro forma adjustments, refer to the Company’s Form 8-K/A filed with the Securities and Exchange Commission, or SEC, on August 29, 2011. The historical consolidated financial information has been adjusted in the unaudited pro forma condensed combined financial information to give effect to pro forma events that are (i) directly attributable to the acquisition of Green Tree and RMS, (ii) factually supportable, and (iii) with respect to the statements of operations, expected to have a continuing impact on the combined results. The unaudited pro forma condensed combined financial information should be read in conjunction with the accompanying notes to the unaudited pro forma condensed combined financial statements. In addition, the unaudited pro forma condensed combined financial information was based on and should be read in conjunction with the following historical consolidated financial statements and accompanying notes:

•

audited historical consolidated financial statements of Walter Investment for the year ended December 31, 2011, and the related notes included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011;

•	audited historical consolidated financial statements of RMS for the year ended December 31, 2011, and the related notes included within this report as exhibit 99.1;

•

unaudited historical interim condensed consolidated financial statements of Walter Investment as of, and for the six months ended, June 30, 2012 and the related notes included in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2012;

•

unaudited historical interim condensed consolidated financial statements of RMS as of, and for the six months ended, June 30, 2012 and the related notes included within this report as exhibit 99.2; and

•

unaudited historical interim condensed consolidated financial statements of Green Tree as of, and for the six months ended, June 30, 2011 and the related notes included as exhibit 99.3 in the Company’s Form 8-K/A filed with the SEC on August 29, 2011.

The unaudited pro forma condensed combined financial information is presented for informational purposes only and is not intended to reflect the results of operations or the financial position of the combined company that would have resulted had the proposed Acquisition of RMS, the acquisition of Green Tree and the offerings been effective during the periods presented or the results that may be obtained by the combined company in the future. The unaudited pro forma condensed combined financial information as of and for the periods presented does not reflect future events that may occur after the proposed Transactions, including, but not limited to, synergies or revenue enhancements arising from the proposed Acquisition. Future results may vary significantly from the results reflected in the unaudited pro forma condensed combined financial information.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF JUNE 30, 2012

(in thousands)

	Historical				Pro Forma Adjustments Relating to the Equity Offering		Pro Forma Adjustments Relating to the Convertible Debt Offering		Pro Forma Adjustments Relating to the RMS Acquisition		Condensed Pro Forma Combined
	Walter Investment	RMS	Reclassification	RMS - After Reclassification
Assets:			L
Cash and cash equivalents	$38,335	$17,061	$(1,125)	$15,936	$181,395	A	(28,934)	A	$(95,000)	A	$111,732
Restricted cash and cash equivalents	404,648	—	1,125	1,125	—		—		—		405,773
Residential loans	2,227,828	3,996,585	—	3,996,585	—		—		164,949	B	6,389,362
Receivables, net	225,790	5,012	(585)	4,427	—		—		1,900	E	232,117
Due from related entities	—	533	(533)	—	—		—		—		—
Servicer and protective advances, net	124,824	11,505	—	11,505	—		—		—		136,329
Servicing rights	224,203	11,770	—	11,770	—		—		16,500	B	252,473
Goodwill	471,282	—	—	—	—		—		44,469	B	515,751
Intangible assets, net	125,409	—	—	—	—		—		20,000	B	145,409
Deferred tax asset, net	—	10,239	(10,239)	—	—		—		—		—
Premises and equipment	122,222	2,349	—	2,349	—		—		17,500	B	142,071
Other real estate owned, net	—	15,238	(15,238)	—	—		—		—		—
Prepaid expenses	—	500	(500)	—	—		—		—		—
Investment in real estate held for sale	—	160	(160)	—	—		—		—		—
Investment in joint venture	—	69	(69)	—	—		—		—		—
Deposits	—	22	(22)	—	—		—		—		—
Other assets	106,176	—	15,989	15,989	—		(1,276)	M	—		120,889

Total assets	$4,070,717	$4,071,043	$(11,357)	$4,059,686	$181,395		$(30,210)		$170,318		$8,451,906

Liabilities:
Payables and accrued liabilities	$202,814	$7,447	$1,492	$8,939	$8,599	A	8,362	O	$5,000	E	$233,714
Taxes payable	—	1,118	(1,118)	—	—		—		—		—
Other current liabilities	—	1,551	(1,551)	—	—		—		—		—
Servicer payables	309,915	—	—	—	—		—		—		309,915
Servicing advance liabilities	110,076	—	—	—	—		—		—		110,076
Warehouse lines of credit	—	126,733	(126,733)	—	—	—	—	—	—		—
Debt	701,396	—	126,904	126,904	—		(64,300)	M	—		764,000
Mortgage-backed debt	2,165,808	—	—	—	—		—		—		2,165,808
Liability to GNMA trusts	—	3,912,752	—	3,912,752	—		—		124,622	B	4,037,374
Capital lease obligation - long term portion	—	112	(112)	—	—		—		—		—
Deferred tax liability, net	34,753	—	(10,239)	(10,239)	—		25,828	G	29,199	B	79,541

Total liabilities	3,524,762	4,049,713	(11,357)	4,038,356	8,599		(30,110)		158,821		7,700,428

Stockholders’ equity
Preferred stock	—	—	—	—	—		—		—		—
Common stock	289	—	—	—	45	C	—		9	C	343
Additional paid-in capital	188,294	10,000	—	10,000	172,751	C	42,405	G	25,918	C	439,368
Retained earnings	356,904	11,330	—	11,330	—		(42,505)	D, M	(14,430)	D	311,299
Accumulated other comprehensive income	468	—	—	—	—		—		—		468

Total stockholders’ equity	545,955	21,330	—	21,330	172,796		(100)		11,497		751,478

Total liabilities and stockholders’ equity	$4,070,717	$4,071,043	$(11,357)	$4,059,686	$181,395		$(30,210)		$170,318		$8,451,906

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2012

(in thousands, except per share data)

	Historical				Pro Forma Adjustments Relating to the Equity and Convertible Debt Offerings		Pro Forma Adjustments Relating to the RMS Acquisition		Condensed Pro Forma Combined
	Walter Investment	RMS	Reclassification	RMS - After Reclassification
Revenues:			L
Servicing revenue and fees	$204,529	$—	$15,340	$15,340	$—		$—		$219,869
Interest income on loans	79,733	107,408	(107,038)	370	—		(4,469)	K	75,634
Insurance revenue	36,765	—	—	—	—		—		36,765
Change in fair value of mortgage servicing rights	—	(73)	73	—	—		—		—
Loan administration fees	—	9,669	(9,669)	—	—		—		—
Asset management fees	—	5,671	(5,671)	—	—		—		—
Software development fees	—	2,535	(2,535)	—	—		—		—
Loan origination fees	—	140	(140)	—	—		—		—
Consulting fees and other income	—	65	(65)	—	—		—		—
Gain on sales of investment in real estate	—	46	(46)	—	—		—		—
Gain on sales of mortgage loans	—	6	(6)	—	—		—		—
Other revenues	8,829	—	2,740	2,740	—		—		11,569

Total revenues	329,856	125,467	(107,017)	18,450	—		(4,469)		343,837

Expenses:
Salaries and benefits	112,944	11,147	—	11,147	—		—		124,091
Interest expense	90,361	99,177	(96,849)	2,328	(6,594)	N	—		86,095
Retail loan origination expenses	—	1,135	(1,135)	—	—		—		—
Loan servicing expenses	—	691	(691)	—	—		—		—
Professional fees	—	407	(407)	—	—		—		—
Rent and occupancy	—	434	(434)	—	—		—		—
Telephone, postage and delivery	—	387	(387)	—	—		—		—
Advertising and promotional expenses	—	281	(281)	—	—		—		—
Travel and entertainment	—	273	(273)	—	—		—		—
Software and equipment expenses	—	223	(223)	—	—		—		—
General and administrative	62,916	678	3,831	4,509	—		—		67,425
Depreciation and amortization	49,959	274	—	274	—		4,603	F	54,836
Provision for loan losses	3,526	471	—	471	—		(471)	K	3,526
Other expenses	6,666	—	—	—	—		—		6,666

Total expenses	326,372	115,578	(96,849)	18,729	(6,594)		4,132		342,639

Other Gains (Losses):
Net fair value gains (losses)	5,551	—	10,116	10,116	—		13,561	K	29,228
Other	—	—	52	52	—		—		52

Total other gains (losses)	5,551	—	10,168	10,168	—		13,561		29,280

Net income (loss) before income taxes	9,035	9,889	—	9,889	6,594		4,960		30,478

Income tax (expense) benefit	(3,472)	(3,742)	—	(3,742)	(2,506)	H	(1,885)	H	(11,605)

Net income (loss)	$5,563	$6,147	$—	$6,147	$4,088		$3,075		$18,873

Weighted average shares outstanding

Basic	28,857				4,500		891		34,248
Diluted (1)	29,015				4,500		891		34,406

Earnings per share									I

Basic	$0.19								$0.55
Diluted	0.19								0.55

(1)	Potentially dilutive securities consisting of stock options, totaling 1.6 million, for the six months ended June 30, 2012, were excluded from the combined per share calculation above because of their antidilutive effect. The shares of common stock issuable upon conversion of the convertible senior subordinated notes may result in dilution to our earnings per share. No dilutive effect was given to an assumed conversion as the shares were antidilutive during the six months ended June 30, 2012.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2011

(in thousands, except per share data)

	Historical
	Year Ended December 31, 2011				Six Months Ended June 30, 2011	Pro Forma Adjustments Relating to the Green Tree Acquisition	Pro Forma Adjustments Relating to the Equity and Convertible Debt Offerings		Pro Forma Adjustments Relating to the RMS Acquisition		Condensed Pro Forma Combined
	Walter Investment	RMS	Reclassification	RMS - After Reclassification	Green Tree
Revenues:			L		J	J
Servicing revenue and fees	$186,177	$—	$16,706	$16,706	$155,094	$—	$—		$—		$357,977
Interest income on loans	164,794	140,302	(139,933)	369	267	778	—		(7,451)	K	158,757
Insurance revenue	41,651	—	—	—	31,247	—	—		—		72,898
Change in fair value of mortgage servicing rights	—	1,069	(1,069)	—	—	—	—		—		—
Loan administration fees	—	11,104	(11,104)	—	—	—	—		—		—
Asset management fees	—	5,602	(5,602)	—	—	—	—		—		—
Software development fees	—	3,321	(3,321)	—	—	—	—		—		—
Loan origination fees	—	177	(177)	—	—	—	—		—		—
Consulting fees and other income	—	92	(92)	—	—	—	—		—		—
Gain on sales of investment in real estate	—	202	(202)	—	—	—	—		—		—
Gain on sales of mortgage loans	—	20	(20)	—	—	—	—		—		—
Other revenues	9,852	—	3,590	3,590	8,905	(1,120)	—		—		21,227

Total revenues	402,474	161,889	(141,224)	20,665	195,513	(342)	—		(7,451)		610,859

Expenses:
Salaries and benefits	117,736	16,089	—	16,089	103,643	—	—		—		237,468
Interest expense	136,246	128,956	(127,140)	1,816	17,877	35,097	(14,179)	N	—		176,857
Retail loan origination expenses	—	953	(953)	—	—	—	—		—		—
Loan servicing expenses	—	1,014	(1,014)	—	—	—	—		—		—
Professional fees	—	812	(812)	—	—	—	—		—		—
Rent and occupancy	—	757	(757)	—	—	—	—		—		—
Telephone, postage and delivery	—	558	(558)	—	—	—	—		—		—
Advertising and promotional expenses	—	428	(428)	—	—	—	—		—		—
Travel and entertainment	—	532	(532)	—	—	—	—		—		—
Software and equipment expenses	—	333	(333)	—	—	—	—		—		—
General and administrative	78,597	1,115	5,387	6,502	32,843	(12,340)	—		—		105,602
Depreciation and amortization	53,078	733	—	733	10,841	43,044	—		8,834	F	116,530
Provision for loan losses	6,016	1,139	—	1,139	—	—	—		(1,139)	K	6,016
Other expenses	18,073	—	—	—	1,552	513	—				20,138

Total expenses	409,746	153,419	(127,140)	26,279	166,756	66,314	(14,179)		7,695		662,611

Other Gains (Losses):
Net fair value gains (losses)	(1,052)	—	13,862	13,862	16,393	(16,357)	—		22,911	K	35,757
Other	2,191	—	222	222	—	—	—		—		2,413

Total other gains (losses)	1,139	—	14,084	14,084	16,393	(16,357)	—		22,911		38,170

Net income (loss) before income taxes	(6,133)	8,470	—	8,470	45,150	(83,013)	14,179		7,765		(13,582)

Income tax (expense) benefit	(63,162)	(3,214)	—	(3,214)	(6,457)	20,855	(5,388)	H	(2,951)	H	(60,317)

Net income (loss)	$(69,295)	$5,256	$—	$5,256	$38,693	$(62,158)	$8,791		$4,814		$(73,899)

Weighted average shares outstanding

Basic	27,593				899		4,500		891		33,883
Diluted (1)	27,593				899		4,500		891		33,883

Earnings (loss) per share											I

Basic	$(2.51)										$(2.18)
Diluted	(2.51)										(2.18)

(1)	Potentially dilutive securities consisting of stock options, totaling 0.7 million, for the year ended December 31, 2011, were excluded from the combined per share calculation above because of their antidilutive effect. The shares of common stock issuable upon conversion of the convertible senior subordinated notes may result in dilution to our earnings per share. No dilutive effect was given to an assumed conversion as the shares were antidilutive during the year ended December 31, 2011.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

1. Description of Transaction

On August 31, 2012, Walter Investment entered into a Stock Purchase Agreement (the “Purchase Agreement”), with RMS, JAM Special Opportunities Fund, L.P., as a stockholder seller and as the sellers’ representative, and the other stockholder sellers (collectively, the “Sellers”). Under the terms of the Purchase Agreement, the Company (through an assignee that will be a newly formed, wholly-owned subsidiary of the Company (“Buyer”)) agreed to acquire 100% of the stock of RMS for aggregate consideration of $130.9 million (net of transaction expenses in excess of $1.5 million, which shall be borne by the Sellers) that will be paid at closing in the form of $95.0 million in cash and 891,625 shares of Walter Investment’s common stock. The Stock Consideration was valued at $25 million for purposes of the Purchase Agreement based on the average closing price of $28.05 per share as reported on The New York Stock Exchange Composite Transaction Tape for the period from August 20, 2012 through August 30, 2012.

2. Basis of Presentation

The unaudited pro forma condensed combined financial information was prepared using the acquisition method of accounting and was based on the historical financial statements of Walter Investment and RMS. The acquisition method of accounting is based on the accounting guidance on business combinations and uses the fair value concepts defined in the accounting guidance on fair value measurements. The acquisition method of accounting requires, among other things, that the assets acquired and liabilities assumed be recognized at their fair values as of the acquisition date. In addition, the acquisition method of accounting requires that the consideration transferred be measured at the date the acquisition is completed at its then-current market price. Accordingly, the assets acquired and liabilities assumed will be recorded as of the acquisition date at their respective fair values and added to those of Walter Investment. The financial statements and reported results of operations of Walter Investment issued after completion of the Acquisition will reflect these values. Prior periods will not be retroactively restated to reflect the historical financial position or results of operations of RMS.

Pro forma adjustments reflected in the unaudited pro forma condensed combined balance sheet are based on items that are directly attributable to the proposed Acquisition and debt and equity offerings and are factually supportable. Pro forma adjustments reflected in the unaudited pro forma condensed combined statements of operations are based on items directly attributable to the proposed Acquisition and financing transactions, factually supportable and expected to have a continuing impact on Walter Investment. As a result, the unaudited pro forma condensed combined statements of operations exclude acquisition costs and other costs that will not have a continuing impact on Walter Investment, although these items are reflected in the unaudited pro forma condensed combined balance sheet.

At this time, Walter Investment has not performed a detailed valuation to determine the fair value of RMS’s assets and liabilities and accordingly, the unaudited pro forma condensed combined financial information was developed using a preliminary allocation of the estimated purchase price based on assumptions and estimates which are subject to changes that may be material. Additionally, Walter Investment has not yet performed all of the due diligence necessary to identify additional items that could significantly impact the purchase price allocation or the assumptions and adjustments made in preparation of this unaudited pro forma condensed combined financial information. Walter Investment intends to commence the necessary valuation and other studies required to complete the acquisition accounting promptly upon completion of the Acquisition and will finalize the acquisition accounting as soon as practicable within the required measurement period in accordance with the accounting guidance on business combinations, but in no event later than one year following the completion of the Acquisition.

Upon completion of a detailed valuation analysis, there may be additional increases or decreases to the recorded book values of RMS’s assets and liabilities, including, but not limited to, commitments and contingencies and other intangible assets that will give rise to future amounts of depreciation and amortization expenses that are not reflected in this unaudited pro forma condensed combined financial information. Accordingly, once the necessary due diligence is performed, the final purchase price is determined and the purchase price allocation is completed, actual results may differ materially from the information presented in this unaudited pro forma condensed combined financial information. Additionally, the unaudited pro forma condensed combined statements of operations do not reflect the cost of any integration activities or synergies that may be derived from any integration activities, both of which may have a material impact on the results of operations in periods following the completion of the Acquisition.

Certain amounts in RMS’s historical balance sheet and statements of income have been conformed to Walter Investment’s presentation.

3. Accounting Policies

At completion of the Acquisition, Walter Investment will review RMS’s accounting policies. As a result of that review, Walter Investment may identify differences between the accounting policies of the two companies that, when conformed, could have a material impact on the combined financial statements. At this time, Walter Investment is not aware of any differences that would have a material impact on the combined financial statements that have not been adjusted for in the pro forma financial information. Accounting policy differences may be identified after completion and integration of the Acquisition.

4. Preliminary Purchase Price

Walter Investment is proposing to acquire 100% of RMS. Walter Investment intends to finance the cash portion of the purchase consideration by issuing common stock in the capital markets.

The preliminary estimated purchase price of the proposed Acquisition is as follows (in thousands):

Consideration Transferred	Estimated Fair Value
Cash to owners of RMS	$95,000
Company common stock (891,265 shares at $40.31 per share) (a)	35,927

Estimate of total consideration expected to be transferred	$130,927

(a)

The estimated consideration expected to be transferred reflected in these unaudited pro forma condensed combined financial statements does not purport to represent the actual consideration that will be transferred when the Acquisition is completed. In accordance with the business combination accounting guidance, the fair value of the equity securities issued as part of the consideration transferred will be measured on the date the Acquisition is completed at the then-current market price. This requirement will likely result in a different value of the common stock component of the purchase consideration and a per share equity component different than the $40.31 assumed in these unaudited pro forma condensed combined financial statements, and that difference may be material. For example, if the price of Walter Investment’s common stock on the closing date of the Acquisition increased or decreased by 10% from the price assumed in these unaudited pro forma condensed combined financial statements, the consideration transferred would increase or decrease by approximately $3.6 million, which would have been reflected in these unaudited pro forma condensed combined financial statements as an increase or decrease to goodwill.

The Stock Consideration was valued at $25 million for purposes of the Purchase Agreement based on the average closing price of $28.05 per share as reported on The New York Stock Exchange Composite Transaction Tape for the period from August 20, 2012 through August 30, 2012.

5. Pro Forma Adjustments

A.	Represents the pro forma adjustments to reflect the funding of the Acquisition and proceeds obtained from the equity offering that will be used to enhance the Company’s liquidity in anticipation of potential growth opportunities, including acquisitions, and for working capital and general corporate purposes. The pro forma adjustments consist of: (1) the concurrent issuance of 891,265 shares of the Company’s common stock at an offering price of $40.31 per share; (2) the concurrent offering of 4.5 million shares of the Company’s common stock at an assumed offering price of $40.31 per share, net of related costs of $8.6 million; and (3) the concurrent offering of $265.0 million aggregate principal amount of convertible senior subordinated notes, net of related costs of $8.5 million, with a seven year maturity which will be used to partially repay Walter Investment’s $265.0 million second lien senior secured term loan issued in conjunction with the acquisition of Green Tree.

(in thousands)
Equity and Convertible Debt Offerings:
Issuance of Walter Investment common stock for financing of the Acquisition and other general corporate purposes, including acquisitions (a)	$181,395
Issuance of Walter Investment convertible senior subordinated notes	265,000
Repayment of second lien senior secured term loan	(293,934)

Net cash provided by offerings	152,461
RMS Acquisition:
Issuance of Walter Investment common stock to sellers of RMS	35,927
Estimate of total consideration expected to be transferred	(130,927)

Cash to owners of RMS	(95,000)

Net pro forma adjustments relating to cash	$57,461

(a)	Issuance of common stock excludes the exercise of underwriters’ option to purchase additional shares.

B.	Reflects allocation of purchase price to record amounts at their estimated fair value. Management has used certain estimates and assumptions in estimating fair value; however, a detailed analysis has not been performed on the individual assets or liabilities of RMS and actual results may differ materially from these estimates. The fair value of premises and equipment, servicing rights, identified intangible assets and goodwill was estimated based on cash flow analyses and related analytical procedures. The fair value of securitized Home Equity Conversion Mortgages (“HECMs”) and the liability to Ginnie Mae (“GNMA”) trusts was estimated based on the net present value of projected cash flows over the estimated life of the HECM loans and liability to GNMA trusts. The valuation considers assumptions that a market participant would consider in valuing the assets or liability, including but not limited to, assumptions for prepayments, credit and discount rates. The detailed estimated preliminary purchase price allocation is as follows (in thousands):

June 30, 2012
Assets Acquired and Liabilities Assumed:
Net book value of net assets acquired	$21,330
Adjustments to:
Fair value adjustment to securitized HECM loans	164,949
Fair value adjustment to servicing rights	16,500
Identified intangible assets	20,000
Fair value adjustment to premises and equipment	17,500
Fair value adjustment to liability to GNMA trusts	(124,622)
Deferred tax liabilities	(29,199)
Preliminary allocation to goodwill	44,469

Estimated purchase price	$130,927

C.	Reflects the elimination of RMS’s historical stockholders’ common stock and additional paid-in capital including the impact of the issuance of equity to finance the Acquisition:

(in thousands)
Eliminate RMS’s historical common stock and additional paid-in capital	$(10,000)
Record adjustment to common stock for issuance of common stock to sellers of RMS	9
Record adjustment to additional paid-in capital for issuance of common stock to sellers of RMS	35,918

Total adjustment to common stock and additional paid-in capital for the RMS Acquisition	$25,927

(in thousands)
Record adjustment to common stock for the common stock offering	45
Record adjustment to additional paid-in capital for the common stock offering	172,751

Total adjustment to common stock and additional paid-in capital for the common stock offering	$172,796

D.	Reflects the elimination of RMS’s historical retained earnings, the recording of the estimated after-tax portion of the acquisition-related transaction costs and the loss on extinguishment of the second lien senior secured term loan as follows:

(in thousands)
Eliminate RMS’s historical retained earnings	$(11,330)
Transactions costs incurred, net of tax	(3,100)
Loss on extinguishment of second lien senior secured term loan	(42,505)

Total adjustment to retained earnings	$(56,935)

E.	Reflects estimated acquisition-related transaction costs. Total acquisition-related transaction costs estimated to be incurred by Walter Investment are $5.0 million, of which none had been incurred as of June 30, 2012. Pursuant to the business combination accounting guidance, acquisition-related transaction costs (e.g., advisory, legal, valuation and other professional fees) are not included as a component of consideration transferred but are accounted for as expenses in the periods in which the coasts are incurred. Acquisition-related transaction costs expected to be incurred by Walter Investment include advisory, legal and accounting fees. Those costs are reflected in the unaudited pro forma condensed combined balance sheet as an increase to payables and accrued liabilities, with the related tax benefits reflected as an increase to receivables, net and the after tax impact presented as a decrease to retained earnings.

F.	Reflects the estimated impact on depreciation and amortization for the fair value adjustment for premises and equipment, servicing rights and identified intangible assets using an estimated useful remaining life range of four to nine years. Walter Investment has not performed a detailed analysis of the fair values of RMS’s premises and equipment and identified intangible assets and, therefore, the actual fair values assigned may differ materially and the impact on depreciation and amortization expense may also be materially different than the estimates provided herein.

G.	Reflects the estimated accounting impact of the convertible feature of the convertible senior subordinated notes, net of related issue costs, as well as the resulting deferred tax liability.

H.	Reflects the income tax effect of pro forma adjustments calculated at an estimated rate of 38%. The effective rate of the combined company could be significantly different depending upon post-acquisition activities of the combined company.

I.	Pro forma basic earnings (loss) per common share has been calculated based on the expected number of shares assumed to be outstanding, assuming such shares were outstanding for the full period presented. The convertible senior subordinated notes may be settled in cash, stock or a combination thereof, solely at the Company’s election. It is the Company’s current intent to settle all conversions through combination settlement, which involves repayment of an amount of cash equal to the principal amount and any excess of the conversion value over the principal amount in shares of common stock.

J.	Reflects the impact of the acquisition of Green Tree on July 1, 2011 as of January 1, 2011. The pro forma adjustments include pro forma interest expense, including the amortization of debt discount and debt issuance costs, resulting from the issuance of debt in order to consummate this transaction, the elimination of Green Tree historical interest expense related to a facility which was paid off simultaneously with the closing, the elimination of acquisition-related transaction costs due to their non-recurring nature, the elimination of the impact of the change in fair value of Green Tree’s servicing rights as they are recorded at amortized cost subsequent to the closing and the recording of step-up depreciation and amortization of premises and equipment as well as identifiable intangible assets. For additional information relating to these pro forma adjustments, refer to the Company’s Form 8-K/A filed with the SEC on August 29, 2011.

K.	Reflects the impact of Walter Investment’s intended policy election to account for the HECM loans and liability to GNMA under the fair value option subsequent to the closing of the acquisition. The adjustments necessary to convert to the fair value option include (a) removing the amortization associated with the premium on the HECM loans and the liability to GNMA trusts which decreases interest income, net, (b) removing the provision for loan losses and (c) recording the changes in fair value of the HECM loans and liability to GNMA trusts. Future changes in fair values will be recorded in net fair value gains (losses) in the consolidated statement of operations.

L.	Reflects the reclassification to conform to the financial results of the combined companies.

M.	Reflects the issuance of the estimated debt portion of the convertible senior subordinated notes as well as the repayment of the second lien senior secured term loan and the write-off of related discount as well as deferred issue costs. The settlement resulted in a loss on debt extinguishment of $42.5 million.

N.	Reflects the elimination of interest expense associated with the second lien senior secured term loan and the amortization of deferred issue costs and recording of interest on the convertible senior subordinated notes with an assumed 5.00% interest rate. An increase of .25% per annum related to the interest rate on the convertible senior subordinated notes would increase pro forma interest expense by approximately $0.2 million for the six months ended June 30, 2012 and $0.3 million for the year ended December 31, 2011.

(in thousands)
Deferred issue costs relating to convertible senior subordinated notes	$6,975
Write-off of deferred issue costs relating to the second lien senior secured term loan	(8,251)

Total adjustment to other assets	$(1,276)

(in thousands)
Issuance of debt portion of convertible senior subordinated notes	$195,196
Settlement of second lien senior secured term loan	(259,496)

Total adjustment to debt	$(64,300)

O.	Reflects total issue costs relating to the issuance of the convertible senior subordinated notes as well as payment of accrued interest associated with the second lien senior secured term loan.

(in thousands)
Issue costs relating to convertible senior subordinated notes	$8,546
Payment of accrued interest payable relating to the second lien senior secured term loan	(184)

Total adjustment to payables and accrued liabilities	$8,362

6. Pro Forma Earnings (Loss) Per Share

The following table sets forth the computation of unaudited pro forma basic and diluted earnings (loss) per share (in thousands, except per share information):

	Year ended December 31, 2011			Six Months Ended June 30, 2012
	Loss	Shares	Per share amount	Income	Shares	Per share amount
Income (loss) per basic share	$(73,899)	33,883	$(2.18)	$18,873	34,248	$0.55
Income (loss) per diluted share	(73,899)	33,883	(2.18)	18,873	34,406	0.55

Shares utilized in the calculation of pro forma basic and diluted earnings (loss) per share are as follows (in thousands):

	Year Ended	Six Months Ended
	December 31, 2011	June 30, 2012
Weighted-average shares outstanding, basic	27,593	28,857
Weighted-average shares for the Green Tree acquisition	899	—
Shares issued to the sellers of RMS	891	891
Shares issued in equity offering (a)	4,500	4,500

Total	33,883	34,248

Weighted-average shares outstanding, diluted	27,593	29,015
Weighted-average shares for the Green Tree acquisition	899	—
Shares issued to the sellers of RMS	891	891
Shares issued in equity offering (a)	4,500	4,500

Total	33,883	34,406

(a)	Shares issued in equity offering exclude the exercise of underwriters’ option to purchase additional shares.

Potentially dilutive securities consisting of stock options and shares issuable upon conversion of convertible senior subordinated notes were excluded from the per share calculation above for the six months ended June 30, 2012 and the year ended December 31, 2011 because their effect was antidilutive.

The convertible senior subordinated notes may be settled in cash, stock or a combination thereof, solely at the Company’s election. It is the Company’s current intent to settle all conversions through combination settlement, which involves repayment of an amount of cash equal to the principal amount and any excess of the conversion value over the principal amount in shares of common stock.